Exhibit (a)(1)(ix)
AMENDED NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)
To Tender Shares of Common Stock
of
Central Parking Corporation
Pursuant to its Offer to Purchase dated August 12, 2005, as amended

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON
OCTOBER 14, 2005,
UNLESS THE TENDER OFFER IS EXTENDED.

      As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (a) certificates for shares of common stock, par value $0.01 per share, of Central Parking Corporation and all other documents required by the Amended Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or (b) the procedures for book-entry transfer cannot be completed by the Expiration Date. This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the tender offer is:
SunTrust Bank

By Mail:	By Overnight Delivery:	By Hand:
Central Parking Exchange c/o SunTrust Bank Attn: Reorg P.O. Box 4625 Atlanta, GA 30302	Central Parking Exchange c/o SunTrust Bank Attn: Reorg 58 Edgewood Ave. Room 225 Atlanta, GA 30303	Central Parking Exchange c/o SunTrust Bank Attn: Reorg 58 Edgewood Ave. Room 225 Atlanta, GA 30303
By Facsimile Transmission:
(Eligible Institutions Only)
(404) 332-3875
Confirm receipt of fax by Telephone:
(Eligible Institutions Only)
(800) 568-3476
      Delivery of this Amended Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via facsimile to a number other than the one listed above does not constitute a valid delivery. Deliveries to Central Parking Corporation, the Dealer Manager or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Delivery to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.
      This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to Central Parking Corporation, a Tennessee corporation (“Central Parking”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 12, 2005, as amended August 29, 2005 and September 14, 2005, and as amended and supplemented by the Supplement to the Offer to Purchase dated September 30, 2005 (the “Offer to Purchase”), and the related Amended Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “tender offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $0.01 per share, of Central Parking, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references to shares shall refer to the shares of common stock, par value $0.01 per share, of Central Parking.
NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES
CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 5 of the Amended Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Central Parking purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Central Parking pursuant to the tender offer. This action will result in the undersigned receiving a price per share as low as $14.00 or as high as $16.00.
— OR —
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Amended Letter of Transmittal)
      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by Central Parking will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Amended Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).
Price (in dollars) per Share at which Shares are being Tendered

☐ $14.00	☐ $14.75	☐ $15.50
☐ $14.25	☐ $15.00	☐ $15.75
☐ $14.50	☐ $15.25	☐ $16.00

ODD LOTS
(See Instruction 6 of the Amended Letter of Transmittal)
      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
(See Instruction 16 of the Amended Letter of Transmittal)
      A tendering shareholder may condition his or her shares upon Central Parking purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Central Parking pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.
      If, because of proration, the minimum number of shares designated will not be purchased, Central Parking may accept conditional tenders by random lot, if necessary.

Certificate No(s). (if available):	Name(s) of Shareholder(s): (Please type or print) Address(es):

☐ Check here if shares will be tendered by book-entry transfer	----------------------------------------------------- (Zip Code)
Name of Tendering Institution:	Area Code and Tel. No.: (Daytime telephone number)

DTC Account No.:	Signature(s):

Dated: ------------------------------, 2005	Taxpayer ID No. or Social Security No.:

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Amended Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date of receipt by the Depositary of the Amended Notice of Guaranteed Delivery.
Name of Firm:

(Authorized Signature)

Name:

(Please type or print)
Address:

(Zip Code)
Title:

Area Code and Tel. No.:

Date: ________________________________________________________________________________, 2005
Do not send share certificates with this form. Your share certificates should be sent with your Amended Letter of Transmittal.